UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2010

ICF International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33045	22-3661438
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9300 Lee Highway, Fairfax, Virginia	22031
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 934-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

ICF International, Inc. (the “Company”) announced today that Ms. Isabel Reiff, Executive Vice President, entered into a pre-arranged stock trading plan to sell a limited amount of the Company’s shares for personal financial management purposes (the “10b5-1 Plan”). The 10b5-1 Plan is designed to comply with both Rule 10b-5 under the Securities Exchange Act of 1934, as amended, and the Company’s insider trading policies regarding stock transactions.

Under the 10b5-1 Plan, a broker-dealer is authorized to sell up to a specified number of shares of the Company’s common stock, par value $0.001 per share (the “Shares”), pursuant to the terms and conditions of the 10b5-1 Plan, including minimum sale price thresholds, unless the plan is terminated earlier pursuant to its terms.

Sales of Shares under Ms. Reiff’s 10b5-1 Plan may commence on April 2, 2010. Ms. Reiff’s 10b5-1 Plan allows for the sale of a maximum 7,872 Shares, and the plan will terminate, subject to certain conditions, no later than March 12, 2012.

The 10b5-1 Plan has been approved pursuant to the terms of the Company’s policies. Transactions made under the 10b5-1 Plan will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission. Except as may be required by law, the Company does not undertake to report on specific Rule 10b5-1 pre-planned stock trading plans of Company officers, nor to report modifications or terminations of the aforementioned 10b5-1 Plan or the plan of any other individual.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICF International, Inc.

Date: March 25, 2010	By:	/S/ JOHN WASSON
John Wasson
Executive Vice President and Chief Operating Officer